Exhibit 21 - Subsidiaries of the Registrant

The following are the subsidiaries of Fulton Financial Corporation:

Subsidiary	State of Incorporation or Organization	Name Under Which Business is Conducted
Fulton Bank, N.A.	United States of America	Fulton Bank
One Penn Square		Fulton Financial Advisors
P.O. Box 4887		Fulton Mortgage Company
Lancaster, Pennsylvania 17604

Swineford National Bank	United States of America	Swineford National Bank
1255 North Susquehanna Trail		Fulton Mortgage Company
P.O Box 241
Hummels Wharf, Pennsylvania 17831

Lafayette Ambassador Bank	Pennsylvania	Lafayette Ambassador Bank
2005 City Line Road		Fulton Mortgage Company
Bethlehem, Pennsylvania 18017

Fulton Financial Realty Company	Pennsylvania	Fulton Financial Realty Company
One Penn Square
P.O. Box 4887
Lancaster, Pennsylvania 17604

Delaware National Insurance Agency, Inc.	Delaware	Delaware National Insurance Agency, Inc.
9 South DuPont Highway
P.O. Box 520
Georgetown, DE 19947

FNB Bank, N.A.	United States of America	FNB Bank, N.A.
354 Mill Street		Fulton Mortgage Company
P.O. Box 279
Danville, Pennsylvania 17821

Central Pennsylvania Financial Corp.	Pennsylvania	Central Pennsylvania Financial Corp.
100 W. Independence Street
Shamokin, PA 17872

Fulton Bank of New Jersey	New Jersey	Fulton Bank of New Jersey
533 Fellowship Road		Fulton Mortgage Company
Mt. Laurel, NJ 08054

Exhibit 21 - Subsidiaries of the Registrant (Continued)

Subsidiary	State of Incorporation or Organization	Name Under Which Business is Conducted
FFC Management, Inc.	Delaware	FFC Management, Inc.
P.O. Box 609
Georgetown, DE 19947

Fulton Insurance Services Group, Inc.	Pennsylvania	Fulton Insurance Services Group, Inc.
One Penn Square
P.O. Box 7989
Lancaster, Pennsylvania 17604

FFC Penn Square, Inc.	Delaware	FFC Penn Square, Inc.
P.O. Box 609
Georgetown, DE 19947

Virginia Financial Services, LLC	Virginia	Virginia Financial Services, LLC
One Commercial Place #2000
Norfolk, VA 23510

The Columbia Bank	Maryland	The Columbia Bank
7168 Gateway Drive		Fulton Mortgage Company
Columbia, MD 21046

Columbia Bancorp Statutory Trust	Delaware	Columbia Bancorp Statutory Trust
7168 Gateway Drive
Columbia, MD 21046

Columbia Bancorp Statutory Trust II	Delaware	Columbia Bancorp Statutory Trust II
7168 Gateway Drive
Columbia, MD 21046

Columbia Bancorp Statutory Trust III	Delaware	Columbia Bancorp Statutory Trust III
7168 Gateway Drive
Columbia, MD 21046